WEJO GROUP LIMITED 2021 EQUITY INCENTIVE PLAN FRENCH SHARE OPTION SUB PLAN Section 1. Scope and Purpose This French share option sub plan (the “French Share Option Sub Plan”) is established pursuant to and in accordance with the Wejo Group Limited 2021 Equity Incentive Plan (the “Plan”) as a subplan referred to in Article 14.20 of the Plan. The purpose of the French Share Option Sub Plan is to ensure that the French Options (as defined below) comply with the relevant provisions of Articles L. 225-177 to L. 225-186-1 of the French Commercial Code, French labor law and Article 80 bis of the French tax code and tax administrative guidelines published by the French tax authorities (in particular, BOI-RSA-ES- 20-10-10-20140812) (“French Law”). The French Share Option Sub Plan is applicable to Share Options granted to employees and certain corporate officers of the Company’s French direct or indirect subsidiaries (as defined below). The French Share Option Sub Plan shall also apply to employees and corporate officers of the Company and of its non-French direct or indirect subsidiaries that have been granted Share Options under the Plan if and when they become subject to French income tax. Solely for purposes of this French Share Option Sub Plan, (i) any provision of the Plan or of the French Share Option Sub Plan in contradiction with French Law shall be void and automatically replaced by the applicable provisions under French law and (ii) the provisions of this French Share Option Sub Plan shall take precedence over conflicting provisions of the Plan. Section 2. Definitions Capitalized terms used herein shall have the meanings set forth in this Section 2. Any reference to any law shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such law, regulations, or guidance. Except as noted below, all capitalized terms not defined herein have the same meaning as such terms in the Plan. (a) “Closed Period” means any of the following periods if the Common Share is listed on NYSE or NASDAQ or on any other similar regulated stock exchange as defined by French administrative guidelines BOI-RSA-ES-20-10-10-20140812, n°180 to 210: (A) twenty (20) trading days after (i) the payment of a dividend; or (ii) an increase of share capital; (B) the period of ten (10) trading days preceding and following the disclosure to the public of the consolidated financial statements of the Company; or (C) the period as from the date the management of the Company (including the Board members) are aware of information which

2 WEIL:\98524404\1\80509.0007 could, in the case it would be disclosed to the public, significantly impact the market price of the Shares, until ten (10) trading days after the date such information is disclosed to the public; (b) “Corporate Officers” means the president of the board of directors (président du conseil d’administration), the chief executive officer (directeur général), deputy chief executive officers (directeurs généraux délégués), members of the executive management board (membres du directoire) and the manager (gérant) of a corporation as set forth in Article L. 225-185 of the French Commercial Code, in each case, of the French Subsidiaries; (c) “Date of Exercise” shall mean the date of exercise of French Options by a French Participant; (d) “Employee” shall mean individuals having an employment contract with a French Subsidiary. (e) “French Effective Date” shall have the meaning ascribed to it in Section 14 below; (f) “French Eligible Participant” shall have the meaning ascribed to it in Section 3 below; (g) “French Exercise Price” means: a) If the Common Share is listed on NYSE or NASDAQ or on any other similar regulated stock exchange as defined by French administrative guidelines BOI-RSA-ES- 20-10-10-20140812 n°160 to 200: the higher of (i) the exercise price set out by the Committee pursuant to Section 6.2 of the Plan, (ii) 80% of the average of the closing trading prices of a Share during the twenty (20) trading days preceding the Date of Grant and (iii) 80% of the average purchase price of the Shares held by the Company on the Date of Grant; (b) If the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange as defined by French administrative guidelines BOI- RSA-ES-20-10-10- 20140812 n°160 to 200: the exercise price shall be determined by the Committee in accordance with the objective methods applicable to the valuation of shares taking into account the Company's net asset position, profitability and business plan, applying a specific weighting in each case. Those criteria shall be assessed, if applicable, on a consolidated basis. Failing this, the exercise price shall be determined by dividing the net asset value by the number of Shares. (h) “French Law” shall have the meaning ascribed to it in Section 1 above; (i) “French Options” shall have the meaning ascribed to it in Section 4 below; (j) “French Participant” means a French Eligible Participant who has been granted French Options in accordance with the French Share Option Sub Plan;

3 WEIL:\98524404\1\80509.0007 (k) “French Share Option Sub Plan” shall have the meaning ascribed to it in Section 1 above; (l) “French Subsidiaries” means Subsidiaries of the Company that are organized under the laws of France and the share capital of which is at least 10% held by the Company (directly or indirectly) at the Date of Grant. Section 3. French Eligible Participants The beneficiaries of French Options (as defined below) (the “French Eligible Participants”) shall only be the French Subsidiaries’ Employees and Corporate Officers who do not hold individually more than 10% of the share capital of the Company at the Date of Grant. The French Subsidiaries’ Corporate Officers can only receive French Options if French Options or Awards qualifying as free shares under Articles L. 225-197-1 to L. 225-197-5 of the French Commercial Code have been awarded to at least 90% of the French Subsidiaries’ Employees, or if a profit sharing agreement is in force at the level of the French Subsidiaries to the benefit of at least 90% of the French Subsidiaries’ Employees. In particular, if at the Date of Grant the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange as defined by French administrative guidelines BOI-RSA-ES-20-10-10-20140812 n°180, the Corporate Officers of the French Subsidiaries shall not be granted French Options. Section 4. French Options This French Sub-Plan is applicable only to Share Options (the “French Options”). In particular, French Eligible Participants shall not receive under this French Sub-Plan Incentive Share Options, Restricted Share Awards, Restricted Share Units, Share Appreciation Rights or Share Based Awards. The total number of French Options outstanding that have not been exercised shall at all times not represent more than one third of the share capital of the Company. Section 5. Date of Grant The Date of Grant of the French Options shall not occur during a Closed Period. Section 6. French Exercise Price The exercise price of the French Options shall be equal to the French Exercise Price. Notwithstanding with Article 6.5 of the Plan, the French Exercise Price (which is denominated in U.S. dollar) shall be paid in cash by French Participants, if need be after conversion in Euro by application of the Euro/U.S. dollar daily exchange rate as published by the Banque de France on the Date of Exercise or, if no rate is available on that date, the first following daily rate published thereafter.

4 WEIL:\98524404\1\80509.0007 The method of exercise and form of payment of the French Options shall be determined by the Committee or the Company acting as agent of the Committee, in accordance with French Law. Section 7. Vesting Period French Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and set forth in the Award Agreement, and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”). Section 8. Nontransferability Articles 6.6 of the Plan (“Limited transferability of Nonqualified Share Options”) shall not be applicable to French Options. No French Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than in case a French Participant dies, in which case the French Participant’s estate will have six months from the date of the death of the French Participant to exercise the French Options granted to the deceased French Participant to the extent that any vesting conditions that may be provided for such French Options (other than the condition provided for in Article 7, which will not be applicable in the case of death of the Participant) are met before the end of such six-month period. Section 9. Forfeiture Article 12 of the Plan shall apply to French Options only to the extent the forfeiture provided for in such Article is not considered as a monetary sanction prohibited by Article L. 1331-2 of the French Labor Code. Section 10. Adjustment Notwithstanding the provisions of Article 4.5 (“Adjustment”) of the Plan, the French Exercise Price, the Option Period and the number of French Options granted to French Eligible Participants shall not be modified once the French Options have been granted, except in cases which are authorized or compulsory under French Law. The French Exercise Price and the number of the Shares purchased under the French Share Option Sub Plan shall only be adjusted upon the occurrence of the events provided for under Article L. 225-181 of the French Commercial Code. Any such adjustments shall be made in accordance with French Law. Section 11. Availability of Shares The Company shall at any time hold a number of treasury Shares in excess of the number of French Options giving right to purchase existing Shares of the Company that are exercisable pursuant to the French Share Option Sub Plan.

5 WEIL:\98524404\1\80509.0007 Section 12. Reporting Requirements The French Subsidiaries of the Company shall comply with the reporting requirements set forth by Article 38 septdecies of Annex III of the French Tax Code. In particular, before March 1st of the year following the year of exercise of French Options by a French Participant, the relevant French Subsidiary shall send (or cause to be sent) to the French Participant and to the French tax authorities an individual report providing for, in particular, the Date of Grant, the Date of Exercise, the number of Shares purchased by the French Participant, the French Exercise Price, the value of the Shares at the Date of Exercise and, if the French Exercise Price is less than 95% of the average of the closing trading prices of a Share during the twenty (20) trading days preceding the Date of Grant or of the average purchase price of the treasury Shares held by the Company on the Date of Grant, the amount of the difference between (i) 95% of the higher of the average of the closing trading prices of a Share during the twenty (20) trading days preceding the Date of Grant and the average purchase price of the treasury Shares held by the Company on the Date of Grant and (ii) the French Exercise Price. Section 13. Effective Date – Duration of the French Share Option Sub Plan The French Share Option Sub Plan shall be effective as of March 25, 2022, the Board approval date of the French Share Option Sub Plan (the “French Effective Date”). The expiration date of the French Share Option Sub Plan shall be the sooner of (i) the expiration date of the Plan and (ii) the sixth anniversary of the French Effective Date if the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange. No French Options shall be granted under the French Share Option Sub Plan thereafter. Section 14. Administration of the French Share Option Sub Plan - Amendments Articles 3.2 and 15.2 of the Plan shall authorize the Committee to modify the key terms and conditions of the French Options after the Date of Grant, it being specified that the Committee shall have the sole and plenary authority after the Date of Grant to establish, amend, suspend, or waive any rules and regulations in accordance with French Law and appoint delegates as the Committee shall deem appropriate for the proper administration of the Plan. Any amendment of this French Share Option Sub Plan made according to Articles 3.2 and 15.2 of the Plan shall be made in accordance with French Law. Section 15. Award Agreement The Award Agreement described in Article 5.3 (“Award Agreements”) of the Plan shall in particular indicate (i) the number of French Options, (ii) the French Exercise Price and (iii) the Date of Grant.

6 WEIL:\98524404\1\80509.0007 Section 16. Governing Law This French Share Option Sub Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware.